EXHIBIT 99.1

INTAC ANNOUNCES THIRD QUARTER 2006 RESULTS OF
OPERATIONS AND LETTER OF INTENT TO SELL ITS DISTRIBUTION
BUSINESS

Hong Kong, August 10, 2006 — INTAC International, Inc. (NASDAQ: INTN / FSE: WKN 805768) (“INTAC”), an emerging provider of educational and career development services, software for educational institutions and distributor of wireless handset products in China, today announced that to better position itself for the Company’s previously announced merger with HSW International, Inc. (“HSWI”), it has signed a letter of intent to sell the wireless handset distribution business to its Chairman and CEO, Wei Zhou.  Mr. Zhou agreed to purchase the wireless distribution business in exchange for 3 million shares of the Company’s common stock held by Mr. Zhou.  The consummation of this transaction is anticipated to be concurrent with the closing of the merger transaction with HSWI and is subject to the approval of the Board of Directors and stockholders of the Company other than Wei Zhou and his affiliates.  This transaction is expected to close in the first quarter of fiscal 2007.

Mr. Zhou stated, “HSW International is creating a robust educational online offering leveraging the exclusive content and technology of HowStuffWorks and Intac’s educational business and relationships in China. The Company made the decision that the wireless handset distribution unit is not strategic to the Company post merger, and is taking the necessary steps to better posture the Company by entering into an agreement to sell this business concurrently with the closing of the merger transaction.”

The Company also announced its results of operations for the three and nine months ended June 30, 2006.

Revenues for the three and nine months ended June 30, 2006 were $13.9 million and $57.3 million, respectively, compared to $21.2 million and $86.7 million for the same periods in 2005.  Revenues for the three months ended June 30, 2006 included $12.2 million from the Company’s distribution business and $1.7 million from its career development services, compared to $19.8 million from its distribution business and $1.4 million from its career development services for the same period in 2005. Revenues for the nine months ended June 30, 2006 included $53.2 million from the Company’s distribution business and $4.2 million from its career development services, compared to $79.4 million from its distribution business and $7.3 million from its career development services for the same period in 2005.  Gross profit for the three and nine months ended June 30, 2006 was $1.1 million and $4.9 million, respectively, compared to $1.7 million and $11.1 million in the same periods in 2005.

Loss from operations for the three months ended June 30, 2006 was $2.3 million and loss from operations for the nine months ended June 30, 2006 was $2.9 million, compared to loss from operations for the three months ended June 30, 2005 of $489,244 and income from operations of $4.8 million for the nine months ended June 30, 2005. Net loss for the three months ended June 30, 2006 was $2.0 million ($.09 per share) and net loss for the nine months ended June 30, 2006 was $2.6 million ($0.11 per share), compared to a net loss for the three months ended June 30, 2005 of $437,124 ($0.02 per share) and net income of $4.2 million ($0.19 per share) for the nine months ended June 30, 2005.

The overall increase in net loss for the quarter and nine month periods is attributable to lower sales volumes associated with decreased demand for wireless handsets, lower gross profits in the distribution business, merger transaction costs in the current year and gain on sale of assets in the prior year.  The increase in net loss for the nine month period was also impacted by increased overall operating costs in the current year.

Net loss for the three and nine months ended June 30, 2006 included merger transaction costs (principally professional and investment banking fees) of $932,200 related to the HSW merger which were one time charges to the statement of operations. Excluding these one time charges, net loss for the three and nine months ended June 30, 2006 would have been $1.1 million ($.05 per share) and $1.6 million ($.07 per share), respectively.

About INTAC International, Inc.

INTAC International, Inc. is a leading provider of integrated educational and career development services as well as management software products for educational institutions in China.  INTAC International is also engaged in the distribution of premium brand wireless handset products.

Forward-Looking Statements

This press release contains “forward-looking statements,” including, among other statements, statements regarding the proposed business combination between INTAC and HSW International, Inc. and the proposed sale of our wireless distribution business. Statements made in the future tense, and words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will”, “may” and similar expressions are intended to identify forward looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of INTAC. Relevant risks and uncertainties include those referenced in INTAC’s filings with the Securities and Exchange Commission (“SEC”) (which can be obtained as described in “Additional Information” below), and include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; governmental laws and regulations. Risks and uncertainties relating to the proposed business combination and/or the proposed sale of the wireless distribution business include: INTAC stockholders may not vote to approve the transactions; required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transactions will not be consummated; the anticipated benefits of the proposed transactions will not be realized; the integration of HSW International, Inc.’s operations with INTAC will be materially delayed or will be more costly or difficult than expected; and the INTAC board of directors may not approve the sale of the wireless handset distribution business. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. INTAC assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Additional Information

This press release is not a substitute for the proxy statement/prospectus and any other documents INTAC and HSW International, Inc. will file with the SEC at an appropriate time. Investors and stockholders are urged to read such proxy statement/prospectus and any other such documents, when available, which would contain important information about the proposed transaction. The proxy statement/prospectus would be, and other documents filed or to be filed by INTAC and HSW International, Inc. with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) or from INTAC by directing a request to: J. David Darnell, Senior Vice President and Chief Financial Officer of INTAC International at 469/916-9891 or david.darnell@intac-asia.com.

INTAC is not currently engaged in a solicitation of proxies from the stockholders of INTAC or HSW International, Inc. in connection with either the proposed business combination between INTAC and HSW International, Inc. or the proposed sale of the wireless distribution business. If a proxy solicitation commences, INTAC, HSW International, Inc. and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation. Information about INTAC’s directors and executive officers is available in INTAC’s proxy statement, dated February 15, 2006 for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the proxy statement/prospectus INTAC will file with the SEC at an appropriate time.

For Further Investor Information:
J. David Darnell
Senior Vice President & Chief Financial Officer
INTAC International
PH: 469.916.9891
david.darnell@intac-asia.com